Exhibit 10.8

GUARANTY

GGCR Mining, LLC, a Delaware limited liability company (“Guarantor”), for valuable consideration, hereby guarantees to Consolidated Resources Armenia, an exempt non-resident Cayman Islands company (“Secured Creditor”), the due and punctual payment of the principal of, and the premium, if any, and interest on, the convertible notes (the “Notes”) of Global Gold Consolidated Resources Limited, a Jersey, Channel Islands private limited company (the “Issuer”) now or hereafter issued (included without limitation the Note annexed hereto) pursuant to the Instrument made on January 17, 2012 by the Issuer (the “Instrument”) together with all debts, liabilities and obligations whatsoever owing to Secured Creditor under the Notes, Instrument or any other Credit Document, in each case, when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise) and due and punctual performance (whether at maturity, by acceleration or otherwise) by the Issuer of its obligations under the Notes, the Instrument and each other Credit Document.

This Guaranty is an absolute, present and continuing guaranty of payment and performance, and is in no way conditioned or contingent upon any attempt to collect from the Issuer or upon any other condition or contingency.  This Guaranty shall remain in full force and effect without regard to, and the obligations of Guarantor hereunder shall not be affected or impaired by: (a) any amendment or modification of or addition or supplement to any of the Notes, the Instrument or other Credit Document; (b) any extension, indulgence or other action or inaction in respect of any of the Notes, the Instrument or other Credit Document; (c) any default by the Issuer under, or any invalidity or unenforceability of, or any irregularity or other defect in, any of the Notes, the Instrument or other Credit Documents; (d) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty, any Notes, the Instrument or any other Credit Document; (e) any bankruptcy, insolvency, reorganization, moratorium or similar proceeding involving or affecting the Issuer; or (f) any other circumstances, whether or not Guarantor shall have had notice or knowledge of any of the foregoing. To the fullest extent permitted by law, Guarantor shall make all payments under this Guaranty without regard to any defense, counter-claim or right of set-off available to it.

Guarantor unconditionally waives (i) notice of any of the matters referred to in the preceding paragraph hereof; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights of any holder of the Note against Guarantor, including, without limitation, notice to the Issuer of default, presentment to and demand of payment from the Issuer and protest far non-payment or dishonor; (iii) any right to the exercise by any holder of the Note of any right, remedy, power or privilege of any such holder, and (iv) any requirement of diligence on the part of any holder of the Note.

Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by Secured Creditor, which Secured Creditor will issue to the Guarantor upon the earlier of (1) the indefeasible payment in full of the Obligations by the Issuer or the Guarantor and termination of the Notes or (2) the completion of all the actions set out in Part B of Schedule 3 of the Getik Assignment and Assumption Agreement annexed hereto and the completion of all the actions set out in Part B of Schedule 3 of the MG Assignment and Assumption Agreement annexed hereto.

For purposes of this Guaranty, references to any person or entity include such person’s or entity’s successors and assigns, references to an agreement, instrument or other document are to such agreement, instrument or document as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and “Credit Document” means the Notes, the Instrument, this Guaranty, and any and all other agreements, documents and instruments, including, without limitation, security agreements and other guaranties, entered into in connection herewith or therewith. Guarantor shall reimburse Secured Creditor on demand for all expenses, costs and charges incurred by or on behalf of Secured Creditor  in connection with collection or the enforcement (including, without limitation, attorneys’ fees and expenses) of this Guaranty, the Notes, the Instrument or any other Credit Document.  This Guaranty is made and delivered in State of New York and shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of February 19, 2012.

GGCR MINING, LLC
By:	______________________________
Name: Van Krikorian
Title: Manager

Signature Page to GGCR Mining Guaranty